SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                                  JULY 15, 1997



                          GUARDIAN INTERNATIONAL, INC.
                       (Formerly Everest Security Systems
               Corporation, formerly Everest Funding Corporation,
                     formerly Burningham Enterprises, Inc.)
             ------------------------------------------------------
             (Exact name of the registrant as specified in charter)



           NEVADA                  0-28490                 58-1799634
------------------------  ------------------------   ------------------------
(State of Incorporation)  (Commission File Number)   (I.R.S. Employer ID No.)




             3880 NORTH 28TH TERRACE, HOLLYWOOD, FLORIDA 33020-1118
             ------------------------------------------------------
                    (Address of principal executive offices)
                         Telephone Number (954) 926-5200



                                      NONE
             ------------------------------------------------------
             (Former name or address, if changed since last report)

ITEM 5.  OTHER EVENTS

SPS HOLDINGS, INC.  TO MERGE INTO GUARDIAN INTERNATIONAL

Transaction will nearly double Guardian's revenue, account base will be in excess of 20,000 subscribers.

HOLLYWOOD, FL, JULY 16, 1997: Guardian International, Inc. ("Guardian") (GIIS), announced today that it has signed an Agreement and Plan of Merger with SPS Holdings, Inc. ("SPS"), a privately held security alarm company. As previously announced, on June 18, 1997 Guardian had executed a letter of intent to merge with SPS. Under the transaction, SPS will merge into a wholly owned subsidiary of Guardian and the common and preferred stock of SPS will be converted into Class A common stock of Guardian.

Guardian will issue approximately 6 million shares of Class A voting common stock to the SPS shareholders, which will represent as of the closing of the merger approximately 46% of the outstanding shares of common stock of Guardian. Such shares will not be registered under the Securities Act of 1933, but in connection with the merger, SPS shareholders will be granted certain registration rights. In connection with the merger, the current majority shareholders of Guardian will enter a shareholders agreement with the SPS shareholders regarding the composition of the Guardian Board of Directors, and the retention of Richard Ginsburg as President and Chief Executive Officer, after consummation of the merger. The number of shares to be issued is based upon a valuation formula, which principally takes into account each entity's Monthly Recurring Revenue ("MRI"), senior debt, and working capital. Guardian will assume approximately $4.3 million in senior debt of SPS as part of the transaction.

The closing of the transaction, which is expected to occur during early to mid August, is subject to, among other things, certain board and bank approvals as well as the receipt of a fairness opinion on the transaction from the investment banking firm of Raymond James & Associates, Inc.

In February 1997 Guardian executed a non-binding letter of intent to merge with SPS. In May 1997 Guardian terminated merger talks with SPS, but announced that it would still consider a merger if different terms could be negotiated. The terms of the terminated merger talks contained certain differences than the current merger terms.

SPS provides security installation, monitoring, and related services to over 10,000 customers in Florida's Southeastern and West coasts. SPS operates under the name Southeast Security Management on the east coast of Florida, and as Westco (a Westec franchise) in the Sarasota market. Guardian provides alarm monitoring services as well as design, installation and service of quality security and fire alarm systems throughout Florida.

Guardian is currently ranked number 90 in the SDM Magazine listing of the top 100 companies in the industry according to 1996 revenues. The merged entity will have approximately $550,000 in MRI, nearly doubling Guardian's MRI and placing Guardian in the top 50 of the 12,000 alarm companies in the United States (according to SDM Magazine 1996 revenue rankings).

Guardian trades on the NASD Bulletin Board under the symbol "GIIS".

ITEM 7 .  FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits

 2        Agreement and Plan of Merger

          Exhibit B - Calculation of Relative Contribution and
                      Merger Consideration
          Exhibit C - Registration Rights Agreement
          Exhibit E - Stockholders Agreement

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             Guardian International, Inc.



SIGNATURE                           TITLE                                       DATE
---------                           -----                                       ----
/s/  Richard Ginsburg               President, Chief Executive Officer     July 17, 1997
---------------------------           and Director
Richard Ginsburg

                                 EXHIBIT INDEX

EXHIBIT   DESCRIPTION
-------   -----------
 2        Agreement and Plan of Merger

          Exhibit B - Calculation of Relative Contribution and
                      Merger Consideration
          Exhibit C - Registration Rights Agreement
          Exhibit E - Stockholders Agreement